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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                         The Bear Stearns Companies Inc.
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            (Exact name of registrant as specified in its charter)



          Delaware                                          13-3286161
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  (State of Incorporation)                                 (IRS Employer
                                                        Identification No.)

     383 Madison Avenue
     New York, New York                                        10179
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   (Address of principal                                    (Zip Code)
     executive offices)

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      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form relates: 333-104455

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      Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered
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   Accelerated Market Participation             American Stock Exchange LLC
Securities Linked to the S&P 500 Index

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      Securities to be registered pursuant to Section 12(g) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered
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                 None                                  Not Applicable



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Item 1.  Description of Registrant's Securities to be Registered.

      The description of the general terms and provisions of the Accelerated Market Participation Securities Linked to the S&P 500 Index to be issued by the registrant (the "AMPS") set forth in the Preliminary Prospectus Supplement dated July 15, 2003 and the Prospectus dated April 24, 2003, attached hereto as
Exhibit 99.1, which contain certain proposed terms and provisions, are hereby incorporated by reference. The description of the AMPS contained in the Prospectus Supplement, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under the registrant's Registration Statement on Form S-3 (File No. 333-104455), which will contain the final terms and provisions of the AMPS, is hereby deemed to be incorporated by reference herein and made a part hereof.

Item 2.  Exhibits.

      4.1(a) Warrant Agreement, dated as of July 9, 2003, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank, as Warrant Agent.

      4.1(b) First Supplemental Warrant Agreement, dated as of July 17, 2003, among The Bear Stearns Companies Inc., JPMorgan Chase Bank, as Warrant Agent and Bear, Stearns & Co. Inc, as Calculation Agent.

      4.2     Form of Warrant (Attached as Exhibit I to the Warrant Agreement).

      99.1(a) Preliminary Prospectus Supplement describing the Accelerated
              Market Participation Securities Linked to the S&P 500 Index, subject to completion, dated July 15, 2003 (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated July 15, 2003).
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                                    SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       THE BEAR STEARNS COMPANIES INC.


                                       By:    /s/ Kenneth L. Edlow
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                                           Name:  Kenneth L. Edlow
                                           Title: Secretary

Dated:  July 17, 2003

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                                  EXHIBIT INDEX

4.1(a) Warrant Agreement, dated as of July 9, 2003, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank, as Warrant Agent.

4.1(b) First Supplemental Warrant Agreement, dated as of July 17, 2003, among The Bear Stearns Companies Inc., JPMorgan Chase Bank, as Warrant Agent and Bear, Stearns & Co. Inc, as Calculation Agent.

4.2      Form of Warrant (Attached as Exhibit I to the Warrant Agreement).

99.1(a) Preliminary Prospectus Supplement describing the Accelerated Market Participation Securities Linked to the S&P 500 Index, subject to completion, dated July 15, 2003 (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated July 15, 2003).